UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2005

M&T Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-9861	16-0968385
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One M&T Plaza, Buffalo, New York		14203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(716) 842-5445

(Not Applicable)
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2005, the Board of Directors of M&T Bank approved amendments to the M&T Bank Corporation Supplemental Pension Plan and the M&T Bank Corporation Supplemental Retirement Savings Plan (collectively, the "Supplemental Retirement Plans"). The Supplemental Retirement Plans are nonqualified deferred compensation plans that generally provide certain benefits to eligible employees whose benefits under the M&T Bank Corporation Pension Plan and the M&T Bank Corporation Retirement Savings Plan (collectively, the "Qualified Retirement Plans") are limited by certain provisions of the Internal Revenue Code of 1986, as amended (the "Code").

The amendments to the Supplemental Retirement Plans reflect (i) the benefit formula and contribution formula changes to the Qualified Retirement Plans that were previously approved by the Board of Directors of M&T Bank and will become effective January 1, 2006, and (ii) the new requirements imposed on the Supplemental Retirement Plans by Section 409A of the Code.

In addition to amending the Supplemental Retirement Plans to be consistent in how benefits and contributions are calculated under the Qualified Retirement Plans, including by using total pay instead of base salary as the basis for these calculations, the Supplemental Retirement Plans were amended to increase the cap on pay recognized under the plans from $235,840 to $350,000 and to make it explicit that only Senior Vice Presidents and above are eligible to participate in the plans.

The amendments required by Section 409A of the Code, which are effective as of January 1, 2005, revised the procedures to defer compensation and to select the timing and form of the payment of benefits under the Supplemental Retirement Plans.

The description of the amended Supplemental Retirement Plans is qualified in its entirety by reference to the plans themselves, copies of which are filed herewith as Exhibits 10.1 and 10.2, and are incorporated by reference herein.

Item 8.01 Other Events.

M&T Bank Corporation announced on November 21, 2005 that its Board of Directors had authorized M&T Bank Corporation to repurchase up to 5 million additional shares of its common stock. This new authorization will supplement the previous buyback program that was authorized in December 2004.

The public announcement of the foregoing matter was made by means of a news release, the text of which is set forth in Exhibit 99 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. 10.1 - M&T Bank Corporation Supplemental Pension Plan, as amended and restated.

Exhibit No. 10.2 - M&T Bank Corporation Supplemental Retirement Savings Plan, as amended and restated.

Exhibit No. 99 - News Release dated November 21, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T Bank Corporation

November 21, 2005	By:	/s/ Rene F. Jones

Name: Rene F. Jones
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	M&T Bank Corporation Supplemental Pension Plan
10.2	M&T Bank Corporation Supplemental Retirement Savings Plan
99	News Release dated November 21, 2005